UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2024

QT IMAGING HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Hamilton Landing, Suite 160

Novato, CA 94949

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On April 3, 2024, QT Imaging Holdings, Inc. (the “Company”) entered into that certain Data Use and License Agreement (the “Data Use and License Agreement”) with QT Imaging Center (“QT Imaging Center”), a California sole proprietorship of Dr. John Klock, a member of the Company’s board of directors, that conducts a medical practice and provides medical services, pursuant to which the Company was granted a license to use and disclose certain de-identified health information, as has been de-identified by QT Imaging Center in accordance with applicable law, for use in research and analytical processes in connection with the Company’s development and commercialization of the QT Ultrasound Breast Scanner-1 and other technologies.

In addition, on April 5, 2024, the Company entered into that certain Services Agreement (the “Services Agreement”) with QT Imaging Center dated as of April 1, 2024 pursuant to which QT Imaging Center agreed to provide its services to the Company, including but not limited to providing healthcare services to patients, assisting with clinical trials and studies and assisting with drafting of institutional review board approved clinical protocols, assisting with the performance of research and development activities on behalf of the Company, providing comprehensive multi-day training on the operation of breast imaging technology for radiologist customers and other customer staff such as technicians, performing clinical validation of imaging software changes which may include recruiting patients, training of NXC personnel or Canon or its affiliates personnel on the operation of the Company’s imaging technology, as well as other services as specified in the Services Agreement. QT Imaging Center will receive $450 per hour for these services to be performed by Dr. Klock for a minimum of 15 hours a week as needed by the Company and its business and technical partners and not to exceed 60 hours per month (unless requested by the Company and agreed to by Dr. Klock). The parties have agreed that this compensation is the fair market value for the professional time of Dr. Klock, without taking into consideration the volume of value of any referrals of business between the parties. The QT Imaging Center will submit to the Company a written report listing the deliverables and the work hours (in increments of one quarter hour) rendered by the QT Imaging Center during the previous three calendar months (the “Quarterly Report”) no later than five business days following the end of the last calendar month included in the Quarterly Report. The Company shall pay the compensation for the services to the QT Imaging Center on a quarterly basis no later than fifteen business days after the month of the Company’s receipt of the Quarterly Report, unless there is a dispute concerning the Quarterly Report, in which case the Company shall timely communicate such dispute to the QT Imaging Center. The term of the Services Agreement is one year unless earlier terminated and shall auto-renew for successive one-year periods, unless otherwise terminated. However, the parties agree to review and possible revise the terms of the Service Agreement on July 1, 2024 if such terms are not satisfactory to either party.

The foregoing description is qualified in its entirety by reference to the Services Agreement and the Data Use and License Agreement and, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Services Agreement, dated as of April 1, 2024 and entered into on April 5, 2024, by and between QT Imaging Center and QT Imaging Holdings, Inc.

10.2	Data Use and License Agreement, dated April 3, 2024, by and between QT Imaging Center and QT Imaging Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024	QT IMAGING HOLDINGS, INC.

	By:	/s/ Dr. Raluca Dinu
	Name:	Dr. Raluca Dinu
	Title:	Chief Executive Officer